LLC-1011 (10/11)	COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION ARTICLES OF ORGANIZATION OF A VIRGINIA LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is

Dominion Gas Holdings, LLC

(The name must contain the words limited company or limited liability company or the abbreviation L.C., LC, L.L.C. or LLC)

2. A.	The name of the limited liability company’s initial registered agent is

C T Corporation System.

B.	The initial registered agent is (mark appropriate box):

(1)	an INDIVIDUAL who is a resident of Virginia and

☐	a member or manager of the limited liability company.

☐	a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐	an officer or director of a corporation that is a member or manager of the limited liability company.

☐	a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐	a trustee of a trust that is a member or manager of the limited liability company.

☐	a member of the Virginia State Bar.

OR

(2) ☒	a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3. A.	The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

4701 Cox Road, Suite 301	Glen Allen	, VA	23060-6802.
(number/street)	(city or town)		(zip)

B.	The registered office is located in the ☒ county or ☐ city of Henrico.

4.	The limited liability company’s principal office address, including the street and number, is

120 Tredegar Street	Richmond	Virginia	23219.
(number/street)	(city or town)	(state)	(zip)

Organizer(s):

/s/ David F Kurzawa	9/12/13
(signature)	(date)

David F Kurzawa	804.775.7471
(printed name)	(telephone number (optional))

PRIVACY ADVISORY: Information such as social security number, date of birth, maiden name, or financial institution account numbers is NOT required to be included in business entity documents filed with the Office of the Clerk of the Commission. Any information provided on these documents is subject to public

SEE INSTRUCTIONS ON THE REVERSE

VA040 - 11/04/2011 C T system Online